UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ALKERMES PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Internet Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held on May 24, 2017 at Connaught House, 1 Burlington Road, Dublin 4, Ireland at 12:00 P.M., Irish Standard Time This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Notice and Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our Irish Statutory Financial Statements, including related reports, are available at: http://www.viewproxy.com/alkermes/2017. If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 16, 2017 to facilitate timely delivery. Important information regarding the Internet availability of the Company’s proxy materials, instructions for accessing your proxy materials and voting online, and instructions for requesting paper or e-mail copies of your proxy materials are provided on the reverse side of this Notice. SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL GENERAL MEETING AND VOTE IN PERSON. The Securities and Exchange Commission rules permit us to make our proxy materials available to our shareholders via the Internet. Proxy materials for this Annual General Meeting and future meetings may be requested by one of the following methods: To view your proxy materials online, go to http://www.viewproxy.com/alkermes/2017. Have the 11 digit control number available when you access the website and follow the instructions. Call 1-877-777-2857 TOLL FREE requests@viewproxy.com If requesting proxy materials by e-mail, please send a blank e-mail with Alkermes plc and your 11 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting proxy materials. You must use the 11 digit control number located in the box below. CONTROL NO. E-MAIL TELEPHONE INTERNET To the Shareholders of ALKERMES plc: Notice is hereby given that the Annual General Meeting of Shareholders of Alkermes plc (the “Company”) will be held on May 24, 2017 at Connaught House, 1 Burlington Road, Dublin 4, Ireland at 12:00 P.M., Irish Standard Time for the following purposes: 1. Election of Directors 01 Paul J. Mitchell, 02 Richard F. Pops 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers. 3. To ratify, on a non-binding, advisory basis, the appointment of PricewaterhouseCoopers LLP as the independent auditor and accounting firm of the Company and to authorize, in a binding vote, the Audit and Risk Committee of the Board of Directors (the “Board”) to set the independent auditor and accounting firm’s remuneration. 4. To approve the Alkermes plc 2011 Stock Option and Incentive Plan, as amended. 5. To grant the Board the authority to allot and issue shares under Irish law. 6. To approve any motion to adjourn the 2017 Annual General Meeting of Shareholders, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the 2017 Annual General Meeting of Shareholders to approve Proposal 7. 7. To grant the Board the authority to allot and issue shares for cash without first offering those shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply under Irish law. The Board recommends a vote FOR all director nominees named in Proposal 1 and FOR Proposals 2, 3, 4, 5, 6, and 7.

ALKERMES plc Connaught House 1 Burlington Road Dublin 4, Ireland The following proxy materials are available for you to review at: http://www.viewproxy.com/alkermes/2017 • Notice & Proxy Statement, • our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and • our Irish Statutory Financial Statements, including related reports. To obtain directions to attend the Annual General Meeting of Shareholders, please contact our Investor Relations department at financial@alkermes.com. ACCESSING YOUR PROXY MATERIALS ONLINE Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your control number to vote by Internet or request a hard copy. You May Vote Your Proxy When You View The Proxy Materials On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. If you wish to appoint as proxy any other person, please contact the Company Secretary. You may vote by Internet or submit your proxy by telephone until 4:59 AM, Irish Standard Time on May 23, 2017 (11:59 PM, United States Eastern Daylight Time on May 22, 2017). REQUESTING A PAPER COPY OF THE PROXY MATERIALS By telephone please call 1-877-777-2857 toll free or By logging onto http://www.viewproxy.com/alkermes/2017 or By e-mail at requests@viewproxy.com Please include Alkermes plc and your control number in the subject line of your e-mail.